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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

J.M. Peters Company, Inc.

     We consent to the inclusion in this Registration Statement on Form S-1 (the "Registration Statement"), of our report dated May 15, 1992 except as to the third paragraph therein and Note 1 -- Organization, which are as of March 11, 1994 on the financial statements of J.M. Peters Company, Inc. for the year ended February 29, 1992 and for our reports dated February 14, 1994 on the financial statements of Ranchland Montilla Development, L.P., Ranchland Fairway Development, L.P., Ranchland Portola Development, L.P. and Ranchland Alicante Development, L.P. as of December 31, 1993 and 1992 and for the year ended December 31, 1993 and the period August 12, 1992 (inception) through December 31, 1992. We also consent to the reference to our firm under the caption "Independent Public Accountants" included in the Prospectus in the Registration Statement.

                                          KENNETH LEVENTHAL & COMPANY

Newport Beach, California
August 10, 1994